UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2005

ITT INDUSTRIES, INC.
 (Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 West Red Oak Lane White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 641-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06     Material Impairment

Item 8.01     Other Events

          Attached hereto as Exhibit 99.1 and incorporated by reference herein is a press release dated December 5, 2005.  The press release announces that the Company has signed a definitive agreement to sell its auto tubing business to Cooper-Standard Automotive, a privately held company, for $205 million in cash, with expected finalization of the transaction subject to customary closing conditions and regulatory approval, in the first quarter of 2006. The Company expects to use the proceeds to pay down debt and support core businesses . The Company also announced it intends to conduct a strategic review of its businesses within the Electronic Components group and indicated it expects to take a special charge ranging from $200-$275 million in the fourth quarter of 2005, primarily related to a non-cash asset impairment charge with respect to the Electronic Components group.

Item 7.01     Regulation FD Disclosure

          As described above under Item 8.01, the Company today announced that it has signed a definitive agreement to sell its auto tubing business. An investor briefing to outline details of the transaction and discuss the Company’s revised 2005 earnings outlook is scheduled for Monday, December 5, 2005 at 10:30 AM EST.  Attached hereto as Exhibit 99.2 are slides which will accompany the investor briefing. This information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statements and Exhibits

(c) Exhibits

99.1     Press release dated December 5, 2005

99.2     Investor Briefing Slides

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT INDUSTRIES, INC.

	By:	/s/ Kathleen S. Stolar

Kathleen S. Stolar

	Its:	Vice President, Secretary and Associate General Counsel
Date: December 5, 2005